As filed with the Securities and Exchange Commission on August 17, 1998

                                                   Registration No. 333- ______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          POINTE FINANCIAL CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)

           Florida                                       65-0451402
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                              21845 Powerline Road
                            Boca Raton, Florida 33433
                                 (561) 368-6200
        ----------------------------------------------------------------
               (Address, including ZIP Code, and telephone number,
        including area code, of registrant's principal executive offices)


                      1994 Non-Statutory Stock Option Plan
                1998 Incentive Compensation and Stock Award Plan
                    1998 Director Deferred Compensation Plan
                    ----------------------------------------
                            (Full title of the plan)


                               R. Carl Palmer, Jr.
                                    President
                          Pointe Financial Corporation
                              21845 Powerline Road
                            Boca Raton, Florida 33433
                                 (561) 368-6300
                -------------------------------------------------
                (Name, address, including ZIP Code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                              Thomas R. Blake, Esq.
                               Stuzin and Camner,
                            Professional Association
                           550 Biltmore Way, Suite 700
                          Coral Gables, Florida 331314
                                 (305) 442-4994

                              -------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                           Proposed           Proposed
                                                                            maximum            maximum        Amount of
                      Title of                          Amount to be    offering price        aggregate     registration
             securities to be registered               registered (1)      per unit        offering price        fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share. .  . . . . . . . .486,818          $14.75(2)      $7,180,565.50(2)  $2,118.27
                                                           shares
========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the number of securities registered hereby includes an undetermined number of shares resulting from any stock splits, stock dividends or similar transactions relating to the registered securities.
(2) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, estimated for the purpose of calculating the registration fee based on the average of the bid and asked prices of the Common Stock on August 11, 1998, as quoted on the Nasdaq National Market System.

                           -------------------------

      This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------


Item 1.  Plan Information.*
         -----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

-------------------

         * The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.           Incorporation of Documents.
                  --------------------------

                  The following Pointe Financial Corporation ("Pointe") documents are incorporated by reference herein (Commission File No. 0-24433):

                  Pointe Prospectus dated June 11, 1998 filed pursuant to Rule 424(b).

                  All documents filed with the Commission by Pointe pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, but prior to the termination of the offering to which this Prospectus relates, shall be deemed to be incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


Item 4.           Description of Securities.
                  -------------------------

                  The Common Stock has been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. Accordingly, a description of the Common Stock is not required herein.

Item 5.           Interest of Named Experts and Counsel.
                  -------------------------------------

                  The validity of the shares of Common Stock offered hereby will be passed upon for Pointe by Stuzin and Camner, Professional Association, Miami, Florida.


Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  Article X of the Articles of Incorporation of Pointe provides that Pointe shall indemnify its officers and directors to the fullest extent permitted by law.

                  Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of Pointe in the case of a proceeding by or in the right of Pointe to procure a judgment in its favor or by or in the right of a shareholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a shareholder.

                  Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, Pointe to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of Pointe) by reason of the fact that he is or was a director, officer, employee or agent of Pointe (or is or was serving at the request of Pointe in such a position for any entity) against liability incurred in connection with such proceeding, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of Pointe and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

                  Florida law requires that a director, officer or employee be indemnified for expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

                  Florida law states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of Pointe in the case of a derivative action or a proceeding by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

                  Pointe has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.


Item 7.           Exemption from Registration Claimed.
                  ------------------------------------

                  Not applicable.

Item 8.           Exhibits.*
                  --------

                  The following is a list of Exhibits to this Registration
Statement:

         5.1 Opinion of Stuzin and Camner, P.A. regarding the legality of the securities being registered.

         23.1     Consent of Hacker, Johnson, Cohen & Grieb PA.

         23.2 Consent of Stuzin and Camner, P.A. (set forth in Exhibit 5.1 to this Registration Statement).

         24.1 Power of attorney (set forth on the signature page in Part II of this Registration Statement).

         99.1 1994 Non-Statutory Stock Option Plan (Exhibit 10.1 to Pointe's Amendment No. 1 to Form S-B Registration Statement, File No. 333-49835, as filed with the Securities and Exchange Commission on June 5, 1998).

         99.2     1998 Incentive Compensation and Stock Award Plan (Exhibit
                  10.12 to Pointe's Amendment No. 1 to Form S-B Registration Statement, File No. 333-49835, as filed with the Securities and Exchange Commission on June 5, 1998).

         99.3     1998 Directors Deferred Compensation Plan.

--------------------

         * Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

Item 9.           Undertakings.
                  ------------

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on August 10, 1998.

                                       POINTE FINANCIAL CORPORATION



                                       By:/s/ R. Carl Palmer, Jr.
                                       -------------------------------------
                                       R. Carl Palmer, Jr.
                                       President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Carl Palmer, Jr. his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 10, 1998 by the following persons in the capacities indicated.

         Name and Title                                                Signature
         --------------                                                ---------
ROBERTO KASSIN, Chairman of the Board                              /s/ Roberto Kassin
                                                                   -----------------------
R. CARL PALMER, JR., President, Chief Executive
Officer and Director (Principal Executive Officer)                 /s/ R. Carl Palmer, Jr.
                                                                   -----------------------

TIMOTHY McGINN, Director                                           /s/ Timothy McGinn
                                                                   -----------------------

MORRIS MASSRY, Director                                            /s/ Morris Massry
                                                                   -----------------------

BRADLEY R. MEREDITH, Senior Vice President                         /s/ Bradley R. Meredith
and Chief Financial Officer (Principal Financial                   -----------------------
and Accounting Officer)

STEVEN A. ELIAS, Director                                          /s/ Steven A. Elias
                                                                   -----------------------

D. RICHARD MEAD, JR. Director
                                                                   -----------------------

PARKER D. THOMSON, Director                                        /s/ Parker D. Thomson
                                                                   -----------------------

                                  Exhibit Index

Exhibit
Number                             Description of Document
-------                            -----------------------

   5.1 Opinion of Stuzin and Camner, P.A. regarding the legality of the securities being registered.

  23.1       Consent of Hacker, Johnson, Cohen & Grieb PA.

  99.3       1998 Directors Deferred Compensation Plan.